EXHIBIT 10.1

                          INVESTMENT ADVISORY AGREEMENT


      THIS INVESTMENT ADVISORY AGREEMENT (the "Agreement") is entered into effective as of the 19th day of October, 2004, by and between Blake Advisors, LLC, a Minnesota limited liability company with a principal place of business at 5020 Blake Road South, Edina, MN 55436 (the "Consultant"), and E1 Capitan Precious Metals, Inc., a Nevada corporation with a principal place of business at 10876 E. Tiers Dr., Scottsdale, AZ 85259 (the "Company").

      1. Investment Advisory Services. During the term of this Agreement, Consultant shall from time to time perform financial and investment advisory services for the Company, including without limitation providing services and advice (as applicable) relating to (i) corporate-structuring issues, (ii) potential acquisitions and dispositions, (iii) corporate financial planning,
(iv) introductions to potential institutional investors, (v) introductions to brokerage firms, (vi) introductions to potential market makers, and (vii) other consulting and advisory services which may in the future be mutually agreed upon by the Company and Consultant.

      2. Compensation. As consideration for such services and advice, and the covenants set forth herein, the Company shall compensate Consultant as follows:
(a) $50,000 payable upon the date hereof, (b) $125,000 payable within 30 days of the date hereof, and (c) $5,000 per month, payable on the first day of each calendar month of this Agreement's term as specified in Section 3 below (the "Monthly Fee"), commencing with the first payment due on November 1, 2004 and ending with the last payment due on October 1, 2005. In addition, Company shall deliver to Consultant a warrant to purchase up to 500,000 shares of the Company's common stock at an exercise price of $.85 per share, having a five-year term, a cashless-exercise provision and piggyback-registration rights, all in the form of warrant attached hereto.

      3. Term. Unless terminated earlier pursuant to the following sentence, the term of this Agreement shall last from the date hereof until the close of business on October 31, 2005. Notwithstanding the foregoing, either party may terminate this Agreement upon at least 30 days written notice of termination to Consultant, specifying an effective date for such termination. Upon any early termination, Consultant shall nonetheless be entitled to all of the compensation set forth in Section 2 above. This Agreement may be renewed for an additional one-year term (or such other term) upon mutual agreement of the parties.

      4. Confidentiality. As a condition to Consultant's continuing relationship with the Company as a consultant and financial and investment advisor, Consultant understands and agrees as follows:

            (a) Consultant acknowledges that it may have received, or may receive in the future, certain confidential forward-looking statements and information, either written or oral, or other confidential or nonpublic information from the Company concerning the prospects of the Company (collectively, the "Confidential Information"). The term "Confidential Information" shall also include all reports, analyses, notes or other information that are based on, contain. or reflect any evaluation materials (collectively, the "Notes").

            (b) Consultant shall use the Confidential Information solely far the purpose of performing the services required to be performed by Consultant hereunder. Consultant, and any representatives and agents of Consultant, shall


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keep all Confidential Information confidential, and shall not disclose any
Confidential Information without the prior written consent of the Company; provided, however, that any of such information may be disclosed to Consultant's representatives or agents who need to know such information for the purpose of performing such services required to be performed hereunder (it being understood that Consultant shall inform such representatives and agents of the confidential nature of the Confidential Information and shall direct such representatives and agents to treat such information confidentially). Consultant shall be responsible far any breach of this Agreement by its representatives or agents.

            (c) Following the completion of its engagement by the Company, Consultant and any representatives or agents of Consultant shall promptly return any Confidential Information in their respective possessions to the Company, without retaining any copy thereof, and destroy all Notes prepared by or for internal use which reflect, contain or embody Confidential Information.

            (d) Consultant hereby acknowledges that it is aware that the securities laws of the United States prohibit any person who has material non-public information. concerning the Company or a possible transaction involving the Company from purchasing or selling securities in reliance upon such information or from communicating such information to any other person or entity under circumstances in which it is reasonably foreseeable that such person or entity is likely to purchase or sell such securities in reliance upon such information.

            (e) For the purposes of this Agreement, the definition of "Confidential Information" shall not include information which (i) had been made previously available to the public by the Company; (ii) is or becomes generally available to the public, unless the information being made available to the public results in a breach of this Agreement; (iii) prior to disclosure to Consultant or Consultant's representatives or agents, was already rightfully in any such person's possession or (iv) is obtained by Consultant or Consultant's representatives or agents from a third party who is lawfully in possession of such information, and not in violation of any contractual, legal or fiduciary obligation to the Company, with respect to such information and who does not require Consultant to refrain from disclosing such information to others.

      5. Status of Consultant as Independent Contractor. Using its commercially reasonable efforts, Consultant shall devote such time to the performance of the services described in this Agreement as may be necessary to satisfactorily complete the such services. Consultant shall be an independent contractor in the performance of this Agreement, and shall not be deemed an employee of the Company for any purpose whatsoever. Neither Consultant nor its employees shall participate in any benefit programs available to Company employees, including without limitation health benefits, life insurance, pension or profit-sharing plans and paid vacation and sick leave. Consultant shall have no power to act as an agent of the Company or bind the Company in any respect.

      6. Representation and Warranties. Each party represents and warrants to the other that its respective execution, delivery and. performance of this Agreement has been approved by all requisite corporate action, and that this Agreement is a valid and binding agreement enforceable against it in accordance with the terms hereof.

      7. Indemnification. The Company shall indemnify the Consultant and hold the Consultant harmless from, against and in respect of any and all loss, liability, expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding brought against such other party) and all actual damages, including without limitation. all compensatory damages, suffered or incurred by Consultant (a) by reason of or in connection with any material breach of a party's representations or warranties, or (b) by reason of or in

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connection with the failure of such party to fulfill or perform any covenant, agreement or obligation required to be performed by such party contained herein, or (c) or otherwise in connection with this Agreement.

      8. Dispute Resolution. The parties will, to the greatest extent possible, endeavor to resolve any disputes relating to the Agreement through amicable negotiations. Failing an amicable settlement, any controversy, claim or dispute arising under or relating to this Agreement, including the existence, validity, interpretation, performance, termination or breach of this Agreement, will finally be settled by binding arbitration before a single arbitrator (the "Arbitration Tribunal") which will be jointly appointed by the parties. The Arbitration Tribunal shall self administer the arbitration proceedings utilizing the Commercial Rules of the American Arbitration Association ("AAA"); provided, however, the AAA shall not be involved in administration of the arbitration. The arbitrator must be a retired judge of a state or federal court of the United States or a licensed lawyer with at least five years of corporate or commercial law experience and have at least an AV rating by Martindale Hubbell. If the parties cannot agree on an arbitrator, either party may request the AAA to appoint an arbitrator which appointment will be final.

      The arbitration will be held in. Minneapolis, Minnesota. Each party will have discovery rights as provided by the Federal Rules of Civil Procedure within the limits imposed by the arbitrator, provided, however, that all such discovery will be commenced and concluded within 60 days of the selection of the arbitrator. It is the intent of the parties that any arbitration will be concluded as quickly as reasonably practicable. Once commenced, the hearing on the disputed matters will be held four days a week until concluded, with each hearing date to begin at 9:00 a.m. and to conclude at 5:00 p.m. The arbitrator will use all reasonable efforts to issue the final written report containing award or awards within a period of five business days after closure of the proceedings. Failure of the arbitrator to meet the time limits of this Section 8 will not be a basis for challenging the award. The Arbitration Tribunal will not have the authority to award punitive damages to either party. Each party will bear its own expenses, but the parties will share equally the expenses of the Arbitration Tribunal. The Arbitration Tribunal shall award attorneys' fees and other related costs payable by the losing party to the successful party as it deems equitable. This Agreement will be enforceable, and any arbitration award will be final and non-appealable, and judgment thereon may be entered in any court of competent jurisdiction. Notwithstanding the foregoing, claims for injunctive relief, maybe brought in a state or federal court in the State of Minnesota.

9.    General Provisions.

            (a) This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements. This Agreement may not be amended or modified in any manner except by an instrument in writing signed by the parties.

            (b) The invalidity or unenforceability of one or more provisions of this Agreement shall not onset the validity or enforceability of any of the other provisions, and this Agreement shall be construed as if such invalid or unenforceable provisions were omitted. If any provision is unenforceable because it is overbroad, the parties agree that such provision shall be limited to the extent necessary to make it enforceable, it being the intent of the parties that provisions of this Agreement be enforced to the maximum extent possible.

            (c) This Agreement shall be deemed to have been entered into in, and shall be construed and enforced in accordance with the laws of, the State of Minnesota, without regard to its conflicts-of-law principles.

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            (d) The failure of any party to insist, in any one or more instances, upon the performance of any of the terms or conditions of this Agreement or to exercise any right, shall not be construed as a waiver of the future performance of any sue}-i term or condition or the future exercise of such right.

            (e) Any notice to be given shall be sufficiently given when received, and, if mailed, shall be deemed received three (3) business days after the date of mailing if sent by certified mail, postage prepaid, to the address of the party set forth in the introductory paragraph of this Agreement (or to such other address as the party shall designate by written notice).

            (f) This Agreement may be executed by the parties hereto in counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Signatures delivered by facsimile or other means of electronic communication shall be valid and binding to the same extent as original signatures

      IN WITNESS WHEREOF, the undersigned have executed this Investment Advisory Agreement to be effective as of the date first written above.

                                       CONSULTANT:

                                       BLAKE ADVISORS, LLC

                                       /s/ Wayne W. Mills
                                       -----------------------------------------
                                       WAYNE W. MILLS, President


                                       COMPANY:
                                       EL CAPITAN PRECIOUS METALS, INC.

                                       /s/ Charles C. Mottley
                                       -----------------------------------------
                                       CHARLES C. MOTTLEY, President